UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2000 W. Sam Houston
Pkwy. S., Suite 1700
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2008 (the “Effective Date”), Bristow Group Inc. (the “Company”) entered into Amendments to Employment Agreements (the “Amendments”) with William E. Chiles, Perry L. Elders, and Mark B. Duncan for the purpose of bringing their employment agreements into compliance with Internal Revenue Code Section 409A, including the requirement to delay payments to be made upon termination of employment that would be considered deferred compensation pursuant to IRC 409A until the earlier to occur of the executive’s death or the date that  is six months and one day after the date of termination of employment.

The foregoing summary is qualified by reference to the copies of the Amendments that are attached as Exhibits 10.1 through 10.3 to this report.  The employment agreement of Perry L. Elders was previously described in the Company’s Current Report on Form 8-K filed on February 17, 2006; the employment agreements of William E. Chiles and Mark B. Duncan were previously described in the Company’s Current Report on Form 8-K filed on June 8, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Amendment to Employment Agreement dated March 10, 2008 by and between Bristow Group Inc. and William E. Chiles.
10.2	Amendment to Employment Agreement dated March 10, 2008 by and between Bristow Group Inc. and Perry L. Elders.
10.3	Amendment to Employment Agreement dated March 10, 2008 by and between Bristow Group Inc. and Mark B. Duncan.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2008

BRISTOW GROUP INC. (Registrant)
By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President and General Counsel, Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amendment to Employment Agreement dated March 10, 2008 by and between Bristow Group Inc. and William E. Chiles.
10.2	Amendment to Employment Agreement dated March 10, 2008 by and between Bristow Group Inc. and Perry L. Elders.
10.3	Amendment to Employment Agreement dated March 10, 2008 by and between Bristow Group Inc. and Mark B. Duncan.